Third Quarter 2017 Investor Presentation November 8, 2017

We make forward-looking statements in this presentation that are subject to risks and uncertainties.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.  When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.  Statements regarding the following subjects, among others, may be forward- looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.  You should not place undue reliance on these forward-looking statements.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us.  Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business."  If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us.  Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

Third Quarter 2017 WMC Earnings Call Presenters Lisa Meyer Chief Financial Officer & Treasurer Jennifer W. Murphy Chief Executive Officer & President Anup Agarwal Chief Investment Officer 2

3 Overview of Western Asset Mortgage Capital Corporation Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company One of the largest U.S. fixed income asset managers with AUM of $435 billion(1) Structured Product AUM of $66 billion, of which $34.1 billion is invested in Agency RMBS and $31.9 billion in Non-Agency RMBS, CMBS, and ABS(1) Senior investment team members have worked together for approximately 12 years Extensive mortgage investing track record Publicly traded diversified mortgage REIT positioned to capture attractive current and long-term investment opportunities in the mortgage market Completed Initial Public Offering in May 2012 Please refer to page 16 for footnote disclosures.

4 Corporate Overview ▪ WMC is a diversified mortgage finance REIT supported by the deep investment experience of the morgage and asset backed investment and risk management teams of Western Asset Management Company ("Western Asset"), a leading global fixed income manager. ▪ Western Asset's depth and breadth of fixed income expertise, comprehensive platform, and global institutional relationships provide WMC key advantages: * Best-in-class portfolio and risk management capabilities; * Access to investment opportunities and financing relationship and terms reflective of Western Asset's global platform with over $400 billion AUM; * Operational excellence and efficiencies; and * Highest standards of financial reporting, disclosure and transparency. ▪ WMC has built a diversified portfolio of residential and commercial assets including MBS and whole loans with the objective of generating strong total returns with stable book value. ▪ WMC has paid a consistent dividend for 6 quarters, reflecting a philosophy of delivering a sustainable dividend that is not dilutive to book value.

▪ Net income of $22.8 million, or $0.54 per basic and diluted common share. ▪ Core earnings of $13.5 million(4), or $0.32 per basic and diluted common share. * There was no drop income for the three months ended September 30, 2017. ▪ 5.2%(3) economic return for the quarter. ▪ Quarterly cash dividend of $0.31 per share. ▪ $10.88(2) net book value per share as of September 30, 2017 * Book value increased $0.24 or 2.3% during the third quarter of 2017, comprised of: • $0.37 from our Agency Securities. ◦ Spread tightening in the sector. • $0.25 from our Credit Sensitive Investments. ◦ U.S. housing market fundamentals remain strong and spreads for most mortgages tightened during the quarter. • $(0.31) declared dividend and $(0.07) operating, general administrative expenses and income tax benefit. ▪ Investment portfolio as of September 30, 2017 compared to June 30, 2017. * Acquired $1.1 billion of Agency Securities, comprised of $817 million of Agency CMBS and $294 million Agency RMBS. * Net sales and payoffs of $86 million. ▪ Net interest margin of 2.21%(6) ▪ 7.3x leverage as of September 30, 2017 * Leverage increased as a result of $1.1 billion of investment acquisitions in the third quarter in anticipation of the closing of the convertible note offering in early October 2017. ▪ Agency RMBS CPR of 11.2% for third quarter (7) 5 Please refer to page 16 for footnote disclosures. Third Quarter Financial Highlights

Dividend Per Share $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q4 2016 Q1 2017 Q2 2017 Q3 2017 0.31 0.31 0.31 0.31 Overall MBS spreads tightened in the third quarter of 2017, resulting in an increase in book value and economic return. Recent Performance Book Value Change 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 -10.0 -12.0 Q4 2016 Q1 2017 Q2 2017 Q3 2017 (10.5)% 1.8% 1.8% 2.3% 6 Core Earnings Plus Drop Income Per Share $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q4 2016 Q1 2017 Q2 2017 Q3 2017 0.52 0.25 0.32 0.32 (3) (4) Please refer to page 16 for footnote disclosures. Economic Return 8.0 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 Q4 2016 Q1 2017 Q2 2017 Q3 2017 (7.8)% 4.8% 4.8% 5.2%

7 Portfolio Income Attribution(11) Please refer to page 16 for footnote disclosures. Portfolio Income(5) was $25.9 million for the quarter ended September 30, 2017. For the Three Months Ended September 30, 2017 (in thousands except per share data) Agency CMBS Agency RMBS Non- Agency CMBS Non- Agency RMBS Residential Whole- Loans Residential Bridge Loans (14) Other Securities (12) Securitized Commercial Loan Total Interest Income $ 11,247 $ 6,157 6,381 $ 944 $ 2,002 $ 1,330 $ 2,943 $ 319 $ 31,323 Interest expense (4,938) (2,824) (1,472) (349) (1,412) (576) (487) (55) (12,113) Net swap interest expense(8) (1,204) (341) (97) (18) — — (12) — (1,672) Net Interest Income 5,105 2,992 4,812 577 590 754 2,444 264 17,538 Realized gain/(loss) on investments — 48 1,363 — — — 366 — 1,777 Unrealized gain/ (loss) on investments (916) 5,946 46 1,778 (570) — (189) 76 6,171 Gain (loss) on derivative instruments, net(15) 5,642 1,599 454 83 — — 56 — 7,834 OTTI(9) — (5,001) (2,345) — — — (121) — (7,467) Portfolio Income (loss) $ 9,831 $ 5,584 $ 4,330 $ 2,438 $ 20 $ 754 $ 2,556 $ 340 $ 25,853 BV Per Share Increase (Decrease) $ 0.23 $ 0.14 $ 0.10 $ 0.06 $ — $ 0.02 $ 0.06 $ 0.01 $ 0.62 per share Beginning book value $ 10.64 Portfolio Income(5) 0.62 Operating expenses and G&A (0.10) Dividends (0.31) Income tax benefit (provision) 0.03 Ending book value $ 10.88

8 Portfolio Composition Total Investment Portfolio ($ in millions) September 30, 2017 Agency RMBS $ 1,122 Agency CMBS 2,109 Non-Agency RMBS 64 Non-Agency CMBS 279 Residential Whole-Loans 191 Residential Bridge Loans(14) 55 Other Investments(10) 148 Total $ 3,968 Agency & Non-Agency CMBSAgency RMBS Non-Agency RMBS, Whole-loans &CRT Securities Select Sector Categories Agency RMBS Agency CMBS Non-Agency RMBS Non-Agency CMBS Residential Whole-Loans Residential Bridge Loans Other Investments 28% 53% 2%7% 5% 1%4% Non-Agency RMBS Residential Whole-loans CRT and Other Securities 14.0% 53.8% 32.2% Lower Loan Balance MHA/HARP High LTV Other 83.8% 9.9% 6.4% Legacy CMBS New Issue & CRE Mezzanine Agency CMBS 6.0%1.8% 92.2% (16) (10) Please refer to page 16 for footnote disclosures. (19)

Portfolio Composition and Net Interest Margin

Net Interest Margin by Asset Class For the Quarter Ended September 30, 2017 ($ in thousands)	Carrying Value	% of Carrying Value	Wtd Average Yield[18]	Funding Cost[17]	NIM[6]
Agency CMBS	$ 2,109	53.2%	3.0%	1.4%	1.7%
Agency RMBS	1,122	28.3%	2.8%	1.4%	1.5%
Non-Agency CMBS	279	7.0%	8.6%	3.0%	6.6%
Non-Agency RMBS	64	1.6%	6.4%	2.8%	4.0%
Residential Whole-Loans	191	4.8%	4.1%	3.5%	1.2%
Residential Bridge Loans	55	1.4%	8.5%	4.3%	4.8%
Other Securities	123	3.1%	8.4%	3.5%	6.8%
Securitized Commercial Loan	25	0.6%	9.1%	6.8%	4.3%
Total return swap			13.1%		
Interest rate swaps				0.2%	
Total	**$ 3,968**	**100%**	**4.0%**	**2.0%**	**2.2%**

Investment Portfolio History
($ in millions)

Asset Class Carrying Value	**12/31/2016**	**3/31/2017**	**6/30/2017**	**9/30/2017**
Agency RMBS	$ 1,470	$ 1,074	$ 859	$ 1,122
Agency CMBS	372	1,120	1,294	2,109
Non-Agency RMBS	308	64	64	64
Non-Agency CMBS	359	342	298	279
Whole-Loans:				
Residential Whole-Loans	192	216	204	191
Residential Bridge Loans[14]	—	33	65	55
Other Investments[10]	92	139	158	148
Total	**$ 2,793**	**$ 2,988**	**$ 2,942**	**$ 3,968**
Yield on Investment Portfolio	4.8%	4.4%	4.1%	4.0%
Cost of Funds	2.1%	2.8%	2.2%	2.0%
NIM	**2.7%**	**2.0%**	**2.3%**	**2.2%**
Leverage	**5.0x**	**5.5x**	**6.3x**	**7.3x**

9

Please refer to page 16 for footnote disclosures.

Western Asset Mortgage Capital Corp.

Portfolio Financing September 30, 2017 ($ in thousands) Repurchase Agreements Outstanding Amounts Weighted Average Interest Rate Interest Rate Weighted Average Remaining Days to Maturity Agency RMBS $ 792,520 1.39% 61 Agency CMBS 2,019,010 1.39% 32 Non-Agency RMBS 48,443 2.85% 41 Non-Agency CMBS 192,015 2.96% 36 Whole-Loans and Securitized Commercial Loan 214,634 3.66% 19 Other Securities (12) 69,634 3.36% 22 Total/Wtd Avg $ 3,336,256 1.69% 38 10 ▪ Master repurchase agreements with 27 counterparties. ▪ Outstanding borrowings with 17 counterparties. ▪ Capacity in excess of our current needs. Please refer to page 16 for footnote disclosures. Financing Summary

11 Fixed Pay Interest Rate Swaps ($ in millions – as of September 30, 2017) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) Forward Starting Less than 1 Year $ 105.9 0.8% 1.3% 0.1 —% 1 Year to 3 Years 600.0 1.6% 1.3% 2.1 —% 3 Years to 5 Years 690.0 2% 1.3% 4.6 —% >5 Years 1,682.3 2.5% 0.1% 10.7 95.3% Total Fixed Pay Rate $ 3,078.2 2.2% 0.6% 7.3 52.1% Hedging Summary Please refer to page 16 for footnote disclosures. At September 30, 2017 we added hedges as we increased our exposure to Agency RMBS and Agency CMBS. (13) Our interest rate swaps are comprised of: ▪ $1.5 billion notional value of pay-fixed interest rate swaps, and ▪ Forward starting swap of $1.6 billion (approximately 7.0 months forward), which has a maturity of April 27, 2028.

▪ Net Duration of the Agency RMBS and Agency CMBS portfolio: 0.32 years. ▪ Agency RMBS Weighted Average Loan Age (“WALA”) of 40.8 months 12 Duration as of September 30, 2017 Agency Holdings Key Rate Duration Contribution Total 6-months 2-Year 5-Year 10-Year 20-Year 30-Year Agency RMBS 1.05 0.04 0.13 0.25 0.37 0.2 0.05 Agency CMBS 4.72 0.01 0.05 0.7 3.8 0.16 — Swaps and Futures (5.45) 0.2 (0.36) (0.72) (4.17) (0.39) — Total 0.32 0.25 (0.18) 0.23 — (0.03) 0.05 Please refer to page 16 for footnote disclosures.

13 ▪ U.S. growth and inflation may be moderating. ▪ Central banks are signaling a path to normalization. ▪ Spread sectors should continue to offer attractive returns. ▪ Consumer and housing fundamentals remain at historically attractive levels. ▪ We expect elevated interest rate volatility in the near-term due to U.S. policy uncertainties and global political developments. ▪ Global economies will continue to experience improving growth, but weak by historical standards. 2017 Macroeconomic Outlook Base case is for steady but unspectacular growth, where spread sectors are likely to outperform.

▪ Residential Whole-loans continue to perform in-line with our expectations. * We will continue to increase our holdings of bridge residential and commercial loans as opportunities arise. ▪ Re-performing loans provide attractive risk adjusted returns from a well-functioning securitization market and we expect to invest in this sector. ▪ Commercial mezzanine loan opportunities continue to offer attractive risk-reward opportunities. ▪ Lower-rated CMBS spreads remain wide and have lagged the recovery in credit. ▪ Agency CMBS offers more attractive relative value than Agency RMBS. Portfolio View Credit sensitive mortgage sectors have performed relatively well and are expected to continue to offer attractive returns. We remain constructive on Agency RMBS and Agency CMBS spreads. 14

Target Investment Opportunities Residential Bridge Loans ▪ Strategic partnerships with seasoned originators. ▪ Short-term non owner occupied single or multi-unit residences. ▪ Attractive unlevered net yield of 7-8%. ▪ Average loan sizes approximately $250,000. ▪ Maximum loan to value of 85% based on as is appraised value. Agency CMBS ▪ Multifamily residential loans guaranteed by Fannie Mae and Freddie Mac ▪ Outstanding balance of more than $400 billion with annual issuance in excess of $40 billion. ▪ Prepayment protection in the form of defeasance, yield maintenance or points. ▪ Interest only securities receive the prepayment penalties. ▪ Principal bearing bonds have soft bullet and tight window for principal payment. Reperforming Loans ▪ Mortgages that were previously delinquent, but are now “re-performing” because payments on the mortgages have become current with or without the use of a loan modification ▪ See significant loan sales coming from Fannie Mae and Freddie Mac, as well as legacy holders ▪ Target loans with improved updated loan-to-value ratios, significant repayment history, and strong updated credit scores Commercial Real Estate Mezzanine ▪ Single asset single borrower commercial loans ▪ Invest in deals where our manager drives deal structure and covenants ▪ Attractive yields of Libor plus 600-800 bps ▪ Target floating rate assets and short term deals 15

(1) As of September 30, 2017 (2) Reflects the $0.31 dividend declared on September 21, 2017 and paid on October 26, 2017. (3) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (4) Core earnings is a non-GAAP measures which includes the cost of interest rate swaps, interest income on IOs and IIOs classified as derivatives, net interest income on foreign currency swaps and total return swaps. Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. (5) Non-GAAP measure which includes net interest margin (as defined in footnote 6), realized and unrealized gains or losses in the portfolio and other than temporary impairment. (6) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, foreign currency swaps and total return swap, and are weighted averages for the quarter ended September 30, 2017. (7) Third quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (8) Net interest rate swaps interest expense have been allocated based on average duration contribution. (9) Includes other than temporary impairment on IO's and IIO's accounted for as derivatives. (10) Other investments include ABS, GSE Credit Risk Transfer securities and a securitized commercial loan. (11) Portfolio income attribution uses total income defined as the sum of net interest income, realized gain, unrealized gain and other than temporary impairment. (12) Other securities includes ABS and GSE Credit Risk Transfer securities. (13) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (14) The residential bridge loans are reflected at amortized costs. The estimated fair value of the residential bridge loans at September 30, 2017 is approximately $56 million. (15) Loss on derivative instruments, net (excluding cost of hedging) has been allocated based average duration contribution. (16) Other includes low WALA and investor loans. (17) Non-GAAP measures which include interest expense, the cost of interest rate swaps, foreign currency swaps, and are weighted averages for the quarter ended September 30, 2017. (18) Non-GAAP measures consisting of interest income on the investment portfolio, including IOs and IOs classified as derivatives and are weighted average for the quarter ended September 30, 2017. (19) Lower loan balance pools generally consist of loans below $150,000. 16 Footnotes

Supplemental Information

18 Book Value Roll Forward Please refer to page 16 for footnote disclosures. Book value increased by 2.3% during the third quarter of 2017. Amounts in 000's Per Share Book Value at June 30, 2017 $ 445,994 $ 10.64 Common dividend (12,995) (0.31) 432,999 10.33 Portfolio Income Net interest margin (6) 17,538 0.42 Net realized gain on investments and derivatives 10,890 0.26 Unrealized gain on investments and derivatives 4,892 0.12 Other than temporary impairment (9) (7,467) (0.18) Net portfolio income 25,853 0.62 Operating expenses (2,555) (0.06) General and administrative expenses, excluding equity based compensation (1,467) (0.04) Provision for taxes 1,155 0.03 Book Value at September 30, 2017 $ 455,985 $ 10.88

Portfolio Composition as of September 30, 2017 (in millions)

	Coupon	Principal Balance	Amortized Cost[4]	Estimated Fair Value
Agency				
40-year fixed rate	3.5%	$ 374.8	$ 385.9	$ 387.1
30-year fixed rate	3.0%	23.8	23.9	23.9
	4.0%	245.2	260.2	260.7
	4.5%	192.6	206.8	211.0
	5.0%	43.1	48.1	48.1
	5.5%	1.9	2.2	2.1
	6.0%	2.2	2.4	2.5
20-year fixed rate	3.5%	31.3	32.8	32.8
	4.0%	118.7	125.0	126.5
Agency RMBS IOs and IIOs[1]	3.0%	N/A	15.4	16.0
Agency RMBS IOs and IIOs accounted for as derivatives [1][2]	2.9%	N/A	N/A	11.2
Agency CMBS	2.9%	2,087.9	2,090.1	2,103.2
Agency CMBS IOs and IIOs[1]	3.2%	N/A	—	—
Agency CMBS IOs and IIOs accounted for as derivatives [1][2]	0.5%	N/A	N/A	6.0
Subtotal Agency	3.1%	3,121.5	3,192.8	3,231.1
Non-Agency				
Non-Agency RMBS	3.1%	81.5	58.4	64.4
Non-Agency CMBS	4.8%	376.2	290.0	278.5
Subtotal Non-Agency	4.5%	457.7	348.4	342.9
Other Securities[3]	7.3%	92.3	115.8	122.7
Subtotal MBS and Other Securities	3.3%	3,671.5	3,657.0	3,696.7
Whole-Loans				
Residential Whole-Loans	4.5%	187.5	187.8	191.4
Residential Bridge Loans	10.0%	54.7	54.9	54.9
Securitized Commercial Loan[5]	9.0%	24.9	24.9	25.0
Subtotal Whole-Loans	6.1%	267.1	267.6	271.3
Total Portfolio	3.5%	3,938.6	3,924.6	3,968.0

(1) IOs and IIOs have no principal balances and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities. At September 30, 2017, the notional balance for Agency RMBS IOs and IIOs, Agency RMBS IOs and IIOs accounted for as derivatives, Agency CMBS IOs and IIOs and Agency CMBS IOs and IIOs accounted for as derivatives was $166.2 million, $131.8 million, $5.3 million and $193.8 million, respectively.
(2) Interest on these securities is reported as a component of "Gain (loss) on derivative instruments, net" in our Consolidated Statements of Operations.
(3) Other securities include residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $23.4 million.
(4) All investments are carried at their fair value with the exception of the residential bridge loans, which are carried at their amortized cost.
(5) The $24.9 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

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Western Asset Mortgage Capital Corp.

20 Economic Return(1) Total Stock Return(2) QTD YTD 3 Years Ended 5/5/12 to 9/30/2017 QTD YTD 3 Years Ended 5/5/12 to 9/30/2017 5.2% 15.0% 7.3% 29.4% 4.7% 13.2% 8.1% 27.3% WMC Returns as of September 30, 2017 (1) Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value. (2) Total Stock return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in stock price during the period and dividing by the beginning stock price.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information